EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

NEW RIVER PHARMACEUTICALS INC.

                                 , 2004

AMENDED AND RESTATED

BYLAWS

of

NEW RIVER PHARMACEUTICALS INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.1. Place of Meetings.

All meetings of the shareholders of New River Pharmaceuticals Inc. (hereinafter called the “Corporation”) shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the “Board”).

Section 1.2. Annual Meetings.

The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Thursday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

Section 1.3. Special Meetings.

A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Amended and Restated Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the “Articles”), may be held at any time upon the call of the Board, the Chairman of the Board or the Chief Executive Officer. Except as provided in the Articles, no other person shall be authorized or entitled to call a special meeting of the shareholders. At a special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the special meeting.

Section 1.4. Notice of Meetings.

(a) Notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given, not fewer than 10 nor more than 60 days before the date of the meeting, to each shareholder of record of the Corporation entitled to vote at such meeting, at his or her address that appears in the share transfer books of the Corporation. Notice of a shareholders’ meeting to act on an amendment of the Articles, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of all, or substantially all of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, share exchange, domestication or entity conversion or sale agreement.

(b) Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (i) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (ii) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented. Notice of any adjourned meeting need not be given, except as expressly required by law.

(c) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act (the “VSCA”), the Articles or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

Section 1.5. Quorum.

Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, (a) the chairman of such meeting or (b) shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.6. Voting.

Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing.

Section 1.7. Written Authorization.

A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

Section 1.8. Electronic Authorization.

The Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9. Judges or Inspectors of Election.

One or more judges or inspectors of election for any meeting of shareholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

Section 1.10. Conduct of Meeting.

The chairman of the meeting at each meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

Section 1.11. Advance Notice of Nominations and Shareholder Business.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation and who complies with the notice procedures set forth in this Section 1.11.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.11, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (in the case of the Corporation’s first annual meeting following the initial public offering of shares of its common stock, not later than the close of business on the 10th day following the date on which public announcement of such meeting is made by the Corporation); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the

Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this Section 1.11 is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting, and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(ii)(C) of this Section 1.11 ) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.11, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Articles.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. General Powers.

The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

Section 2.2. Number, Term, Election.

(a) The number of Directors constituting the Board shall be designated by resolution of the Board, but shall not be more than 10; provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. No director need be a shareholder.

(b) Directors shall be elected at each annual meeting of shareholders.

(c) Directors shall hold their offices until their terms have expired and until their successors are elected.

Section 2.3. Compensation.

Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

Section 2.4. Place of Meetings.

The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.5. Organization Meeting.

As soon as practicable after each annual election of directors, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

Section 2.6. Regular Meetings.

Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

Section 2.7. Special Meetings.

Special meetings of the Board shall be held whenever called by the Chief Executive Officer, or by the Secretary at the request of a majority of the directors then in office. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, facsimile, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

Section 2.8. Electronic Notice.

Notice of the date, time, place or purpose of any meeting of the Board of Directors, if required, may be given by a form of electronic transmission consented to by the director to whom the notice is given. Any such consent of a director shall be revocable by the director by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the director of such specific posting when such notice is directed to an address at which the director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (iv) if by any other form of electronic transmission, when consented to by the director.

Section 2.9. Quorum.

At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

Section 2.10. Waivers of Notice of Meetings.

Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

Section 2.11. Telephone Meetings.

Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 2.12. Actions Without Meetings.

Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote. For purposes of this Section 2.12, such written consent and the signing thereof may be accomplished by one or more electronic transmissions.

ARTICLE III

COMMITTEES

Section 3.1. Compensation Committee.

The Board of Directors, at its annual organizational meeting, shall designate a Compensation Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”) as then in effect and applicable to the Corporation. The responsibilities of the Compensation Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

The Compensation Committee shall fix its own rules of procedure. The Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

Section 3.2. Audit Committee.

The Board of Directors, at its annual organizational meeting, shall designate an Audit Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of Nasdaq and the SEC, as then in effect and applicable to the

Corporation. The responsibilities of the Audit Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

The Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board of Directors.

Section 3.3. Nominating and Governance Committee.

The Board of Directors, at its annual organizational meeting, shall designate a Nominating and Governance Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of Nasdaq and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Nominating and Governance Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

The Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board of Directors.

Section 3.4. Other Committees.

The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may establish such other committees of the Board as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

Section 3.5. Meetings.

Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

Section 3.6. Quorum and Manner of Acting.

Except as otherwise provided in these Bylaws, a majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. Except as otherwise provided in these Bylaws, the action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

Section 3.7. Term of Office.

Members of any Committee shall be designated as above provided and shall hold office until their successors are designated by the Board of Directors or until such Committee is dissolved by the Board of Directors.

Section 3.8. Resignation and Removal.

Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chief Executive Officer or the Secretary of the Corporation, or may be removed, with or without cause, at any time by the Board of Directors.

Section 3.9. Vacancies.

Any vacancy occurring in a Committee resulting from any cause whatever shall be filled by a majority of the number of Directors fixed by these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1. Number, Term, Election.

The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a Chief Financial Officer, a Controller and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. The Chairman of the Board shall be chosen from among the Directors. Any two or more offices may be held by the same person.

Section 4.2. Duties.

The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his or her duties as the Board may see fit.

Section 4.3. Chief Executive Officer.

The Chief Executive Officer shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all corporate meetings. The Chief Executive Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.4. Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the Board and of the shareholders. In the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Chief Executive Officer, the Chairman of the Board shall have the power to designate any director to preside at any or all meetings of the shareholders and of the Board of Directors. The Chairman of the Board, the Chief Executive Officer or, in the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Chief Executive Officer, the director designated by the Chairman of the Board shall have the authority to adjourn meetings of shareholders from time to time in his or her discretion without notice to the shareholders other than by announcement at the meeting. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

Section 4.5. Chief Financial Officer.

The Chief Financial Officer shall be the principal accounting officer of the Corporation and shall have the general care and custody of the funds and securities of the Corporation. He or she shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made. The Chief Financial Officer shall be responsible (a) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices, (b) for the Corporation’s internal control over financial reporting, (c) for the preparation of appropriate operating budgets and financial statements, and (d) for the preparation and filing of all tax returns required by law. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Audit Committee, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Chief Financial Officer may be performed by one or more assistants, to be appointed by the Board. The Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.6. Controller.

The Controller shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Audit Committee or the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. The Controller may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.7. President.

The President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.8. Vice Presidents.

Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.9. Treasurer.

The Treasurer, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any officer to whom the Chief Executive Officer, the Chief Financial Officer or the President may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

Section 4.10. Secretary.

The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; and shall see that all reports, statements and other documents required by law (except tax returns) are properly filed. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

ARTICLE V

REMOVALS AND RESIGNATIONS

Section 5.1. Removal of Officers.

Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

Section 5.2. Resignation.

Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.3. Vacancies.

Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

Section 6.1. Execution of Contracts.

Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

Section 6.2. Loans.

No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc.

All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

Section 6.4. Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

Section 6.5. Voting of Securities.

Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises. In lieu of such appointment, the Chief Executive Officer may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE VII

CAPITAL STOCK

Section 7.1. Shares.

Shares of the Corporation may but need not be represented by certificates.

When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the VSCA and as determined by the Board, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

Section 7.2. Stock Transfer Books and Transfer of Shares.

The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 7.3. Holder of Record.

Except as otherwise required by the VSCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 7.4. Record Date.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7.5. Lost, Destroyed or Mutilated Certificates.

In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 7.6. Transfer Agent and Registrar; Regulations.

The Corporation may, if and whenever the Board so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

ARTICLE VIII

INSPECTION OF RECORDS

The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.

ARTICLE IX

SEAL

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year “1996.”

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be a 52/53 week year ending on the Sunday closest to December 31.

EMERGENCY BYLAWS

Section 1. Definitions.

As used in these Emergency Bylaws, (a) the term “period of emergency” shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

(b) the term “incapacitated” shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

(c) the term “senior officer” shall mean the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Controller, any President, any Vice President, any Treasurer and the Secretary, and any other person who may have been so designated by the Board before the emergency.

Section 2. Applicability.

These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency.

No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

Section 3. Board of Directors.

(a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

(b) At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

(c) In addition to the Board’s powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

(d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

Section 4. Appointment of Officers.

In addition to the Board’s powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

Section 5. Amendments.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.